Exhibit 10.16

                                  AMENDMENT TO

                        DIRECTOR'S STOCK OPTION AGREEMENT


THIS AGREEMENT is made as of the 13th day of February, 1997.

BETWEEN:

               IDAHO CONSOLIDATED METALS CORPORATION, a company duly incorporated under the laws of the Province of British Columbia, having a place of business at Suite 470, 504 Main Street, Lewiston, Idaho, 83501;

               (hereinafter called the "Company")

                                                         OF THE FIRST PART

AND:

               DELBERT STEINER
               3555 Country Club Drive
               Lewiston, ID
               83501;

               (hereinafter called the "Employee")

                                                         OF THE SECOND PART

WHEREAS:

A. The Director and the Company entered into a Director's Option Agreement made as of the 30th day of October, 1995 (the "Option Agreement"), a copy of which is attached hereto, pursuant to which the Director was granted an option (the "Option") to purchase all or any portion of 70,000 common shares in the capital of the Company exercisable at a price of $1.80 per share, on or before the 30th day of October, 1999;

B. The Director exercised 10,000 of his options on the 17th day of May, 1996, so that there remains a balance of 60,000 common shares held under option pursuant to the Option Agreement;

C. The Employee and the Company wish to amend the Option Agreement, as to exercise price only, from a price of $1.80 per share to a price of $1.15 per share, upon the terms and conditions hereinafter set forth;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1. Paragraph I commencing on page I of the Option Agreement be deleted in its entirety and replaced as follows:

     "From and including the Agreement Date through to and including the day 4 years from the Agreement Date (the "Termination Date"), the Employee shall have and be entitled to and the Company hereby grants to the Employee an Option (the "Option") to purchase all or any portion of 60,000 common shares without par value in the capital stock of the Company from treasury at the price of $1.15 per share."

2. Save and except as herein amended, the Option Agreement shall be and remains in full force and effect on the terms set forth therein.

                  IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed effective as of the day and year first above written.

THE COMMON SEAL of IDAHO           )
CONSOLIDATED METALS                )
CORPORATION was hereunto affixed   )
in the presence of:                )
                                   )
/s/  Delbert Steiner               )              c/s
--------------------------------   )


SIGNED, SEALED AND DELIVERED       )
by DELBERT STEINER the             )
presence of:                       )
                                   )
                                   )
Signature of                       )
Witness: /s/ [Illegible]           )          /s/ Delbert Steiner
         ------------------------- )          --------------------------------
                                   )          DELBERT STEINER
Address of                         )
Witness:     3433 7th Street       )
         ------------------------- )
             Lewiston, Id  83501   )
---------------------------------- )
                                   )
Occupation                         )
of Witness: Corporate Secretary    )
         ------------------------- )

                           DIRECTOR'S OPTION AGREEMENT

THIS  AGREEMENT  IS MADE AS OF THE  30TH DAY OF  OCTOBER  1995  (THE  "AGREEMENT
DATE").

BETWEEN:

              IDAHO CONSOLIDATED METALS CORPORATION, a company duly incorporated under the laws of the Province of British Columbia, having a place of business at Suite 470, 504 Main Street, Lewiston, Idaho, 83501;

              (the "Company")

AND:

              DELBERT STEINER
              3555 Country Club Drive
              Lewiston, ID
              83501;

              (the "Director")

WHEREAS the Director is a director of the Company and the Company would like to grant to the Director an option to purchase common shares of the Company on the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements herein contained the parties hereto covenant and agree (the "Agreement") as follows:

1. From and including the Agreement Date through to and including the day 4 years from the Agreement Date (the "Termination Date"), the Director shall have and be entitled to and the Company hereby grants to the Director an option (the "Option") to purchase all or any portion of 70,000 common shares without par value in the capital stock of the Company from treasury at the price of $1.80 per share.

2. Subject to the terms of this Agreement, the right to take up shares pursuant to the Option is exercisable by the Director giving notice in writing to the Company accompanied by a cheque, certified if so required by the Company, for the full amount of the purchase price of the shares then being purchased. Provided such written notice and payment are received by the Company prior to 5:00 p.m. local time on the Termination Date at its address first above written, the Company covenants and agrees to issue and deliver to the Director, forthwith thereafter, a share certificate for the number of shares so purchased registered in the Director's name.

3. This is an Option only and does not impose upon the Director any obligation to take up and pay for any of the shares under Option.

4. The Option shall not be assignable or transferable by the Director otherwise than by Will or the law of intestacy and the Option may be exercised during the lifetime of the Director only by the Director himself.

5. This Option shall terminate 30 days after the Director ceases to be a director of the Company save and except where the Director ceases to be a director of the Company as a result of:

     (a) ceasing to meet the qualifications set forth in section 138 of the Company Act, R.S.B.C. 1979, c. 59;

     (b) a special resolution passed by the members of the Company pursuant to subsection 154(3) of the Company Act, R.S.B.C. 1979, c. 59; or

     (c) by order of the Superintendent of Brokers for B.C., B.C. Securities Commission, Vancouver Stock Exchange or any securities regulatory body having jurisdiction to so order,

in which case the Option shall terminate on the date the Director ceases to be a director of the Company.

6. If the Director should die while still a director of the Company, the Option may then be exercised by the Director's legal heirs or personal representatives to the same extent as if the Director were alive and a director of the Company for a period of one year after the Director's death but only for such shares as the Director would have been entitled to purchase pursuant to the Option at the date of the Director's death.

7. This Agreement and any amendments hereto are subject to the approval of the Vancouver Stock Exchange and the members of the Company. In the event such approvals are not obtained within 60 days of the Agreement Date, this Agreement shall be null and void and of no further force and effect.

8. In the event of any subdivision, consolidation or other change in the share capital of the Company while any portion of the Option is outstanding, the number of shares under option to the Director and the exercise price thereof shall be adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Company.

9. In the event that the Company undertakes an amalgamation, merger, reorganization or other arrangement while any portion of the Option is outstanding, the number of shares under option to the Director and the exercise price thereof shall be adjusted in accordance with such amalgamation, merger, reorganization or other arrangement.

10. The Company hereby covenants and agrees to and with the Director that it will reserve in its treasury sufficient shares to permit the issuance and allotment of shares to the Director in the event the Director exercises the Option.

IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed effective as of the day and year first above written.

THE COMMON SEAL of IDAHO           )
CONSOLIDATED METALS                )
CORPORATION was hereunto affixed   )
in the presence of:                )
                                   )
/s/ [Illegible]                    )              c/s
--------------------------------   )
                                   )
                                   )
SIGNED, SEALED AND DELIVERED       )
by DELBERT STEINER in the          )
presence of:                       )
                                   )
                                   )
Signature of                       )         /s/ Delbert Steiner
Witness: /s/ [Illegible]           )
         ------------------------- )          --------------------------------
                                   )          DELBERT STEINER
Address of                         )
Witness:     P.O. Box 1788         )
         ------------------------- )
             Lewiston, Id  83501   )
---------------------------------- )
                                   )
Occupation                         )
of Witness: Secretary              )
         ------------------------- )